Exhibit 10.2

EXECUTION COPY

TERMINATION AND AMENDMENT AGREEMENT

This Termination and Amendment Agreement (this “Agreement”) is made and entered into as of August 2, 2006 by and among AEP Industries Inc., a Delaware corporation (the “Company”), J. Brendan Barba (“Mr. Barba”), Bradley Louis Radoff (“Mr. Radoff”) and Third Point Partners Qualified L.P., a Delaware limited partnership, Third Point Partners L.P., a Delaware limited partnership, Third Point Resources L.P. (formerly Banzai Partners L.P.), a Delaware limited partnership, Third Point Offshore Fund, Ltd., a Cayman Islands limited liability exempted company, Third Point Ultra Ltd. (formerly Points West International Investments Ltd.), a British Virgin Islands limited liability company, Third Point Resources Ltd. (formerly Banzai Offshore Fund, Ltd.), a Cayman Islands limited liability exempted company (together with Mr. Radoff, “Sellers”), and Third Point LLC, a Delaware limited liability company (“Third Point”).

W I T N E S S E T H

WHEREAS, the Company, Sellers (other than Mr. Radoff) and Third Point have entered into a Purchase Agreement (the “Purchase Agreement”), made and entered into as of August 1, 2006, by and among the Company, AEP Industries Finance Inc. (“Buyer”), a Delaware corporation and a wholly owned subsidiary of the Company, Sellers (other than Mr. Radoff), Third Point and Daniel S. Loeb, managing member of Third Point, pursuant to which Sellers (other than Mr. Radoff) will sell, and Buyer and the Company will purchase, an aggregate number of shares of common stock, par value $0.01 per share, of the Company having an aggregate purchase price of $30,600,000 as determined therein;

WHEREAS, the Purchase Agreement requires that the Company, Buyer and Sellers (other than Mr. Radoff) effect the termination of certain governance related rights of Sellers and Third Point and obligations of the Company and Mr. Barba under Article II of the Agreement (the “Third Point Agreement”), dated as of February 4, 2005, by and among the Company, Sellers and Mr. Barba; and

WHEREAS, the Company, Mr. Barba, Sellers and Third Point each desire to effect such termination in accordance with Section 6.2(a) of the Third Point Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.               Termination and Amendment.  The Third Point Agreement is hereby amended by deleting Article II in its entirety.  Each of Sellers and Third Point (for itself and each of its Affiliates) hereby unconditionally, irrevocably and forever (a) waives any and all of its rights, interests and claims that it ever had, now has or ever may have or claim to have against Mr. Barba and the Company (including its successors and assigns and any of its present or former directors, officers, employees or agents) pursuant to such Article and (b) releases and discharges Mr. Barba and the Company (including its successors and assigns and any of its present or former directors, officers, employees or agents) from any and all obligations of any kind or character whatsoever thereunder.  Except as expressly amended hereby, the Third Point Agreement shall remain in full force and effect.  For the avoidance of doubt, the parties hereto do not intend that this Agreement should limit or otherwise affect the registration rights set forth in Article III of the Third Point Agreement in respect of the Registrable Securities (as defined therein) that are not Purchased Shares (as defined in the Purchase Agreement), which registration rights shall remain in effect in accordance with the terms of the Third Point Agreement.

Section 2.               Governing Law; Submission to Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to choice of law principles thereof that would cause the application of the laws of any other jurisdiction.  Each of the parties irrevocably submits to the exclusive jurisdiction and service and venue in any federal or state court sitting in the State of Delaware for the purposes of any action, suit or proceeding arising out of or with respect to this Agreement.  Each of the parties irrevocably and unconditionally waives any objections to the laying of venue of any action, suit or proceeding relating to this Agreement in any federal or state court sitting in the State of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY.

[SIGNATURE PAGES FOLLOW]

2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

AEP INDUSTRIES INC.

By:	/s/ PAUL M. FEENEY
Name:	Paul M. Feeney
Title:	Executive Vice President, Finance and
Chief Financial Officer

THIRD POINT LLC

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

THIRD POINT PARTNERS QUALIFIED L.P.

By:	Third Point Advisors LLC, its general partner

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

THIRD POINT PARTNERS L.P.

By:	Third Point Advisors LLC, its general partner

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

[Termination and Amendment Agreement]

THIRD POINT RESOURCES L.P.

By:	Third Point Advisors LLC, its general partner

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

THIRD POINT OFFSHORE FUND, LTD.

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

THIRD POINT ULTRA LTD.

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

THIRD POINT RESOURCES LTD.

By:	/s/ KEITH WALLER
Name:	Keith Waller
Title:	Managing Director Operations
Third Point LLC

BRADLEY LOUIS RADOFF

/s/ BRADLEY LOUIS RADOFF
Name: Bradley Louis Radoff

[Termination and Amendment Agreement]

J. BRENDAN BARBA

/s/ J. BRENDAN BARBA
Name: J. Brendan Barba

[Termination and Amendment Agreement]